UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________
FORM 8-K
_____________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 22, 2026
HALOZYME THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)
________________________
Commission File Number 001-32335

Delaware	88-0488686
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

12390 El Camino Real	92130
San Diego	(Zip Code)
California
(Address of principal executive offices)
(858) 794-8889
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	HALO	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change of Fiscal Year.
On April 22, 2026, the Board of Directors (the “Board”) of Halozyme Therapeutics, Inc. (the “Company”) amended the Company’s Bylaws to revise (i) Section 2.5 to provide that directors may be removed from office at any time, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of the directors and (ii) Section 1.12 to clarify that any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may not be taken without a meeting, consistent with Article FIFTH of the Certificate of Incorporation.
The foregoing description of the amendment of the Company’s Bylaws is qualified in its entirety by reference to the full text of the Company’s Bylaws, as amended, attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

3.1	The Company's Bylaws, as amended
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Halozyme Therapeutics, Inc. (Registrant)

Dated:	April 24, 2026	By:	/s/ Mark Snyder
Mark Snyder
Senior Vice President, General Counsel and Corporate Secretary